Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of PhotoMedex, Inc.:

We hereby consent to the incorporation by reference in this registration statement of PhotoMedex, Inc. on Form S-1 of our report dated March 23, 2010, relating to the consolidated financial statements and on the effectiveness of internal controls over financial reporting, which report appears in the December 31, 2009 Annual Report on Form 10-K.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Amper, Politziner & Mattia, LLP

Edison, New Jersey

May 3, 2010